RealSource Residential 8-K

EXHIBIT 10.2

RIGHT OF FIRST REFUSAL & OPTION

For the Option Fee (as hereafter defined) and other good and valuable consideration, RS Cambridge Apartments, LLC, a Delaware limited liability company (the “Grantor”) having an address of 2089 Fort Union Blvd, Salt Lake City, UT 84121, hereby grants to RealSource Residential, Inc. (“Grantee”), having an address of 2089 Fort Union Blvd, Salt Lake City, UT 84121, the right of first refusal and an option to purchase the Property (as defined herein) under the terms and conditions hereof:

                           THE REAL PROPERTY located in Harrison County, Mississippi, as described on Exhibit “A” hereto (the “Property”);

                            TOGETHER WITH all of Grantor’s right, title and interest in all rights, easements, appurtenances, buildings, improvements, fixtures and hereditaments upon, under or directly or indirectly associated with or connected with such property and subject to all encumbrances thereon.

Attachment:                    Exhibit “A” -- Description of Property

1.          Option.  At any time prior to December 9, 2018 (such period, the “Option Exercise Period”) Grantee shall have the option to purchase the Property (the “Option to Purchase”) during the Option Exercise Period for the Option Price (as defined herein) subject to all of the terms provided herein.  The “Option Price” shall be equal to the fair market value of the Property as negotiated between Grantee and Grantor (taking into account assumed debt and other obligations relating to the Property) minus the Option Fee.  The “Option Fee” shall be (i) the amount (the “Advanced Amount”) that Grantee paid (including reasonable and verifiable expenses) to obtain and terminate (through conversion hereunder of the B Note into the Option Fee) that certain Bifurcated Note B (the “B Note”), in favor of Capmark Bank (the “Original Lender”), dated March 1, 2010 in the original principal amount of $2,851,500.00 and subsequently acquired by German American Capital Corporation that encumbered the Property prior to the date hereof, plus (ii) 12% simple interest per annum on the Advanced Amount from the date hereof through the Closing Date (as hereafter defined).  Grantee hereby converts the B Note into the Option Fee.

a.         If Grantee elects to exercise the Option to Purchase during the Option Exercise Period, Grantee shall notify Grantor of Grantee’s election to exercise the Option to Purchase in writing at Grantor’s address set forth above.  The date such notice is delivered personally to Grantor or sent by United States registered or certified mail, postage prepaid, and addressed to Grantor at Grantor’s address set forth above is the “Option Exercise Date”.

b.         Grantee and Grantor shall use commercially reasonable efforts to obtain the required consents (including any lenders, Grantor’s members or other required approvals) to close the transfer of the Property as soon as reasonably practicable following the Option Exercise Date.  The closing shall be subject to, among other things, the receipt of all required consents (such date, the “Closing Date”).

c.         This option is given with the understanding that Grantee is familiar with the Property, has reviewed current title reports of the Property and has reviewed the loan documents encumbering the property issued by Colfin Cambridge Funding, LLC, a Delaware limited liability company, in December, 2013.

2.          Right of First Refusal.  If at any time during the Option Exercise Period Grantor or Grantor’s successors, as the case may be, receives any bona fide offer to purchase (the “Offer to Purchase”) the Property, which offer Grantor or the Grantor’s successors desires to accept, Grantor or Grantor’s successors shall notify Grantee in writing (at Grantee’s address set forth above) of such offer, and Grantee shall have thirty (30) business days after receipt of such notice within which to notify Grantor or Grantor’s successors of Grantee’s election to purchase the Property described in such offer on the terms and conditions set forth in such offer.  The notice from Grantor or Grantor’s successors to Grantee shall contain a copy of the Offer to Purchase as described in the offer.

a.         If Grantee elects to exercise its right of first refusal, by providing notice to Grantor or Grantor’s successors within the time period set forth above, Grantee and Grantor or Grantor’s successors shall proceed to close the transfer of the Property, or the portion thereof described in the offer, in the time period for the closing as set forth in the Offer to Purchase.

b.         In the event that Grantee fails to provide Grantor or Grantor’s successors with notice within the time period set forth above, Grantor or Grantor’s successors may transfer the Property, or the portion thereof set forth in the Offer to Purchase, free and clear of the terms of this Agreement and of any rights of Grantee so long as the Option Fee is repaid to Grantee at the closing of such sale.

c.         All notices hereunder shall be in writing and shall be effective when delivered personally or when sent by United States registered or certified mail, postage prepaid, and addressed to the parties at the addresses set forth above.

3.          No Recording.  Grantee shall not record this Right of First Refusal & Option or a memorandum or notice hereof.

4.          Subordination.  Grantor and Grantee acknowledge and agree that ColFin Cambridge Funding, LLC, a Delaware limited liability company, its successors and assigns (collectively, the “Secured Lender”) is an intended third party beneficiary of this Right of First Refusal and Option, including, but not limited to, this Section 4, with full power, right and authority to enforce the terms of this Right of First Refusal and Option at law and in equity.  Grantor and Grantee hereby acknowledge and agree that Grantee's rights and interest under this Right of First Refusal and Option is subordinate and subject to the Secured Lender's rights and interest under any deed of trust or other security instrument encumbering the Property, as the same may be amended from time to time (each, a “Security Instrument”).  Grantor and Grantee further acknowledge and agree that this Right of First Refusal and Option shall terminate and be of no further force and effect in the event the Secured Lender forecloses any Security Instrument, or Grantor conveys the Property to the Secured Lender in lieu of any foreclosure of any such Security Instrument.

                            IN WITNESS WHEREOF, Grantor has executed this Right of First Refusal & Option on this 9th day of December, 2013.

GRANTOR: RS CAMBRIDGE APARTMENTS, LLC, a Delaware limited liability company

By:	RS Cambridge Management, LLC, a Utah limited liability company, its Manager
By:	V. Kelly Randall
Name: V. Kelly Randall
Title: Vice President

The undersigned Secured Lender hereby joins in Section 4 of this Right of First Refusal and Option for the sole purpose of perfecting its rights as an intended third party beneficiary thereof.

COLFIN CAMBRIDGE FUNDING, LLC,
a Delaware limited liability company

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

Exhibit “A”

DESCRIPTION OF PROPERTY

Real property in the City of Gulfport, County of Harrison, State of Mississippi, described as follows:

PARCEL 1:

Commence at the Southeast (SE) corner of the Southwest Quarter of the Southeast Quarter (SW 1/4 of SE 1/4), of Section 19, Township 7 South, Range 10 West, City of Gulfport, Harrison County, Mississippi, and run North 139.33 feet to the point of beginning: thence continue North for 1060.67 feet; thence run South 89 degrees 53 minutes 18 seconds West for 629.91 feet; thence run South 00 degrees 00 minutes 20 seconds East for 1157.82 feet to the North right-of-way of East Taylor Road; thence run South 89 degrees 55 minutes 09 seconds East and along the North right-of-way of East Taylor Road for 618.49 feet; thence run North 6 degrees 30 minutes 05 seconds East along the North right-of-way of East Taylor Road for 99.89 feet back to the point of beginning.

The above described parcel lies entirely within and is part of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of Section 19, Township 7 South, Range 10 West, City of Gulfport, Mississippi, Harrison County, Mississippi.

The above described land being the same land described in survey by Gary A. Durbin dated July 24, 2007, last revised September 19, 2007 as follows:

Commencing at the Southeast corner of the SW ¼ of the SE ¼ of Section 19, Township 7 South, Range 10 West, City of Gulfport, Harrison County, Mississippi , and run North 140.33 feet to the Point of Beginning; thence continue North for 1060.67 feet; thence run S 89°56’22" W for 630.35 feet; thence run S 00°01’38" E for 1158.38 feet to the North right of way of East Taylor Road; thence run S 89°55’09" E, and along the North right of way of East Taylor Road for 618.49 feet; thence run N 06°30’05" E along the North right of way of East Taylor Road for 99.89 feet back to the Point of Beginning.

The above described parcel lies entirely within and is part of the SW ¼ of the SE ¼ of Section 19, T 7 S, R 10 W, City of Gulfport, Harrison County, Mississippi.

PARCEL 2:

Easement granted by Southern Pre-Engineered Builders, Inc., a Mississippi corporation unto
Cambridge, Inc., a Mississippi corporation and the terms and conditions thereof, recorded
September 28, 2007 as Instrument No. 2007 9751 D-J1 of Official Records.